Exhibit 99.1

Nextracker Reports Q2 FY24 Financial Results

Record Revenue and Profits in Q2 and Raises FY24 Guidance

October 25, 2023

FREMONT, CALIF.-- Nextracker (Nasdaq: NXT), one of the world’s leading providers of intelligent solar tracker and software solutions, today announced financial results for the second quarter ended September 29, 2023.

Q2 FY2024 Financial Highlights:

•	Revenue $573 million, up 23% YoY

•	GAAP net income $81 million, EPS $0.55

•	Adjusted EBITDA $110 million, up 164% YoY

•	Non-GAAP net income $96 million, non-GAAP EPS $0.65

Q2 FY2024 Business Highlights:

Strong Execution Supported by Global Supply Chain Repositioning and Capacity Expansion, Continued Customer Wins, and Product Innovation with Next Gen Tech Suite

•	Record backlog; robust customer wins across multiple continents

•	Continued U.S. and global supply chain capacity expansion with strategic partners

•	Launched Next Gen Tech Suite with 3 new innovations:

◦	NX Horizon Hail Pro: Hail-stowing solution with hardware, software, service

◦	NX Horizon XTR-1.5: Doubling the undulation capability of our terrain-following tracker

◦	TrueCapture Zonal Diffuse: Enhanced energy yield in varied irradiance conditions

“Nextracker’s Q2 results reflect strong worldwide execution, and we are pleased with our record revenue, profits, and backlog,” said Dan Shugar, Founder and CEO of Nextracker. “We closed our third consecutive quarter of growth year-over-year, as a public company, and it was our sixth consecutive quarter of margin expansion on a sequential basis."

“With a record first half and our anticipation of a strong second half of the fiscal year, we have raised our annual profit guidance and the mid-point of our annual revenue guidance. We are well-positioned with our global scale and growth profile, and we are excited to pursue the market opportunities ahead.”

FY2024 Annual Guidance

Raised Mid-Point of FY24 Revenue Range and Raised FY24 Adjusted EBITDA Range

•	Revenue: $2.3 billion to $2.4 billion (vs. previous $2.2 billion to $2.4 billion)

•	GAAP Net Income: $237 million to $266 million (vs. previous $176 million to $205 million)

•	GAAP EPS: $1.60 to $1.80 (vs. previous $1.20 to $1.40)

•	Adjusted EBITDA: $390 million to $440 million (vs. previous $290 million to $340 million)

•	Non-GAAP EPS: $1.95 to $2.15 (vs. previous $1.45 to $1.65) which excludes $0.35 for stock-based compensation expense and net intangible amortization

Details on Planned Separation from Flex

In a separate press release issued today, Nextracker announced the planned separation from Flex. To access the press release, please visit the Nextracker IR website at investors.nextracker.com.

Q2 FY2024 Earnings Call

October 25, 2023

1:30p.m. PT / 4:30p.m. ET

Live webcast available on investors.nextracker.com

The webcast replay, along with supporting materials, will be available on the Nextracker IR website following the conclusion of the event.

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in more than 30 countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2024 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.

Schedule I

Nextracker Inc.

Unaudited condensed consolidated statements of operations and comprehensive income

(In thousands, except share and per share data)

	Three-months ended		Six-months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenue	$573,357	$467,142	$1,052,900	$870,372
Cost of sales	424,247	402,603	790,046	$755,970
Gross profit	149,110	64,539	262,854	114,402
Selling, general and administrative expenses	47,872	20,745	82,107	36,862
Research and development	7,146	4,322	12,775	8,299
Operating income	94,092	39,472	167,972	69,241
Interest and other (income) expense, net	8,684	1,309	9,818	1,248
Income before income taxes	85,408	38,163	158,154	67,993
Provision for income taxes	3,999	11,076	13,100	16,776
Net income and comprehensive income	81,409	27,087	145,054	51,217
Less: Net income attributable to Nextracker LLC prior to the reorganization transactions	—	27,087	—	51,217
Less: Net income attributable to redeemable non-controlling interests	42,156	—	85,372	—
Net income attributable to Nextracker Inc.	$39,253	$—	$59,682	$—

Earnings per share attributable to the stockholders of Nextracker Inc. (1)
Basic	$0.64	N/A	$1.10	N/A
Diluted	$0.55	N/A	$0.99	N/A
Weighted-average shares used in computing per share amounts:
Basic	61,721,709	N/A	54,070,140	N/A
Diluted	147,141,142	N/A	147,008,353	N/A

(1)	Basic and diluted earnings per share is applicable only for the period following the initial public offering (“IPO”) and the related Transactions.

Schedule II

Nextracker Inc.

Unaudited condensed consolidated balance sheets

(In thousands)

	As of September 29, 2023	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$372,918	$130,008
Accounts receivable, net of allowance of $1,443 and $1,768, respectively	339,668	271,159
Contract assets	311,798	297,960
Inventories	196,235	138,057
Other current assets	118,161	35,081
Total current assets	1,338,780	872,265
Property and equipment, net	7,464	7,255
Goodwill	265,153	265,153
Other intangible assets, net	1,196	1,321
Deferred tax assets and other assets	420,965	273,686
Total assets	$2,033,558	$1,419,680
LIABILITIES, REDEEMABLE INTERESTS AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	403,478	211,355
Accrued expenses	67,306	59,770
Deferred revenue	235,907	176,473
Due to related parties	—	12,239
Other current liabilities	65,517	47,589
Total current liabilities	772,208	507,426
Long-term debt	145,557	147,147
TRA liability and other liabilities	440,682	280,246
Total liabilities	1,358,447	934,819
Redeemable non-controlling interest	3,316,130	3,560,628
Total stockholders' deficit	$(2,641,019)	$(3,075,767)
Total liabilities, redeemable interests, and stockholders' deficit	$2,033,558	$1,419,680

Schedule III

Nextracker Inc.

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Six-months ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$145,054	$51,217
Depreciation and amortization	2,020	2,645
Changes in working capital and other, net	105,603	(1,401)
Net cash provided by operating activities	252,677	52,461
Cash flows from investing activities:
Purchases of property and equipment	(1,406)	(1,335)
Proceeds from the disposition of property and equipment	—	24
Net cash used in investing activities	(1,406)	(1,311)
Cash flows from financing activities:
Net proceeds from issuance of Class A shares	552,009	—
Purchase of LLC common units from Yuma, Inc.	(552,009)	—
Net transfers (to) from Parent	(8,335)	3,989
Other financing activities	(26)	—
Net cash provided by (used in) financing activities	(8,361)	3,989
Effect of exchange rate on cash and cash equivalents	—	—
Net increase in cash	242,910	55,139
Cash and cash equivalents beginning of period	130,008	29,070
Cash and cash equivalents end of period	$372,918	$84,209

	Six-months ended
Adjusted free cash flow	September 29, 2023	September 30, 2022
Net cash provided by operating activities	$252,677	$52,461
Purchases of property and equipment	(1,406)	(1,335)
Proceeds from the disposition of property and equipment	—	24
Adjusted free cash flow	$251,271	$51,150

Schedule IV

Nextracker Inc.

Reconciliation of GAAP to Non-GAAP Financial measures

(In thousands, except percentages, shares and per share data)

	Three-months ended		Six-months ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
GAAP gross profit	149,110	64,539	262,854	114,402
Stock-based compensation expense	3,245	345	5,171	755
Intangible amortization	62	62	125	125
Non-GAAP gross profit	$152,417	$64,946	$268,150	$115,282
GAAP operating income	$94,092	$39,472	$167,972	$69,241
Stock-based compensation expense	18,216	845	26,857	1,850
Intangible amortization	62	541	125	1,082
Legal costs	—	1,528	—	1,528
Other	—	(87)	—	(87)
Non-GAAP operating income	$112,370	$42,299	$194,954	$73,614
GAAP net income	$81,409	$27,087	$145,054	$51,217
Stock-based compensation expense	18,216	845	26,857	1,850
Intangible amortization	62	541	125	1,082
Adjustment for taxes	(3,656)	(869)	(4,881)	(1,790)
Legal costs	—	1,528	—	1,528
Other	—	(87)	—	(87)
Non-GAAP net income	$96,031	$29,045	$167,155	$53,800
GAAP Net income	$81,409	$27,087	$145,054	$51,217
Interest, net	(86)	(101)	1,334	(165)
Provision for income taxes	3,999	11,076	13,100	16,776
Depreciation expense	912	835	1,895	1,563
Intangible amortization	62	541	125	1,082
Stock-based compensation expense	18,216	845	26,857	1,850
Legal costs	—	1,528	—	1,528
Other	5,686	(87)	5,686	(87)
Adjusted EBITDA	$110,198	$41,724	$194,051	$73,764
Net income (% of revenue)	14.2%	5.8%	13.8%	5.9%
Adjusted EBITDA (% of revenue)	19.2%	8.9%	18.4%	8.5%
Diluted earnings per share
GAAP	$0.55	N/A	$0.99	N/A
Earnings per share attributable to Non-GAAP adjustments	$0.10	N/A	$0.15	N/A
Non-GAAP	$0.65	N/A	$1.14	N/A

Diluted shares used in computing per share amounts	147,141,142	N/A	147,008,353	N/A

See the accompanying notes on Schedule V attached to this press release

Schedule V

Nextracker Inc.

Notes

(1) To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

During fiscal year 2023, the Company granted equity compensation awards to employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the “2022 Nextracker Plan”), Vesting of awards under the Plan was contingent on a Nextracker Initial Public Offering (IPO) which occurred on February 9, 2023. In addition to the 2022 Nextracker Plan, Flex maintains several stock-based incentive plans for the benefit of certain of its officers, directors, and employees, including the employees of Nextracker. Stock-based compensation expense for the six-month periods also include expense recognized under the Flex plan.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

Investors & Analysts

Mary Lai

VP, Investor Relations

Investor@nextracker.com

Media & Press

Kristan Kirsh

SVP, Global Marketing

Media@nextracker.com